Exhibit 10.13

THEROX, INC.

STOCK APPRECIATION RIGHTS AWARD AGREEMENT

UNDER THE COMPANY’S

2008 STOCK INCENTIVE PLAN

THIS STOCK APPRECIATION RIGHTS AWARD AGREEMENT (the “Agreement”) is entered into as of             , 20     (the “Grant Date”), by TherOx, Inc., a Delaware corporation (the “Company”), and              (the “Holder”) pursuant to the Company’s 2008 Stock Incentive Plan (the “Plan”). Any capitalized term not defined herein shall have the same meaning ascribed to it in the Plan.

R E C I T A L S:

A. Holder is an employee or director, and in connection therewith has rendered services for and on behalf of the Company or its Affiliates.

B. The Company desires to issue Stock Appreciation Rights to Holder to provide an incentive for Holder to remain a Service Provider of the Company and to exert added effort towards its growth and success.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties agree as follows:

1. Grant of Stock Appreciation Rights. The Company hereby grants to the Holder under the Plan and on the terms and on conditions set forth in this Agreement stock appreciation rights with respect to              (            ) shares of the Company’s Common Stock at the “Base Value” per share set forth in Section 2 below (the “SARs”).

2. Base Value and Benefit. The Base Value of each SAR is $            , which is equal to the Fair Market Value of a share of the Company’s Common Stock on the Grant Date. Each SAR entitles Holder to receive from the Company upon the settlement of the SAR an amount, payable in shares of the Company’s Common Stock, equal to the excess, if any, of (a) the Fair Market Value of one share of Stock on the date of settlement, over (b) the Base Value per share.

3. Vesting of SARs.

(a) The SARs shall vest as follows:

[TIME-BASED TEMPLATE]

The right to exercise SARs shall vest in installments, and such SARs shall be exercisable from time to time in whole or in part as to any vested installment (“Vested Shares”).              percent (    %) of the Shares shall become Vested Shares on the first anniversary of the “Vesting Commencement Date,” and the remainder shall vest in equal monthly installments during the subsequent              (__) months, such that one hundred percent (100%) of the Shares shall be Vested Shares on the              (__) anniversary of the “Vesting Commencement Date.” For these purposes, the Vesting Commencement Date shall be the Optionee’s date of hire with the Company [OPTIONAL:: SPECIFY OTHER VESTING COMMENCEMENT DATE             ]. No additional Shares shall vest after the date of termination of Holder’s Continuous Service (as defined below), but as to any Vested Shares, SARs shall continue to be exercisable in accordance with Section 4 hereof. with respect to that number of Shares that have vested as of the date of termination of Holder’s Continuous Service.

[PERFORMANCE-BASED TEMPLATE]

Upon the Attainment of the following Performance Goals	This Option shall be Exercisable as to
[Performance Goal]	___________ (__________) Shares
[Performance Goal]	___________ (__________) Shares
[Performance Goal]	___________ (__________) Shares

No additional Shares shall vest after the date of termination of Holder’s “Continuous Service” (as defined below) regardless of whether or not the relevant Performance Goal is subsequently achieved, but as to any Vested Shares, SARs shall continue to be exercisable in accordance with Section 4 hereof with respect to that number of shares that have vested as of the date of termination of Holder’s Continuous Service.

**********************************

As used herein, the term “Continuous Service” means (i) employment by either the Company or any parent or subsidiary corporation of the Company, or by any successor entity following a Change in Control, which is uninterrupted except for vacations, illness, or leaves of absence which are approved in writing by the Company or any of such other employer corporations, if applicable, or (ii) service as a member of the Board of Directors of the Company until Holder resigns, is removed from office, or Holder’s term of office expires and he or she is not reelected. The Holder’s Continuous Service shall not terminate merely because of a change in the capacity in which the Holder renders service to the Company or a corporation or subsidiary corporation described in clause (i) above. For example, a change in the Holder’s status from an employee to a Non-Employee Director will not constitute an interruption of the Holder’s Continuous Service, provided there is no interruption in the Holder’s performance of such services. Notwithstanding the foregoing, for any employee of a subsidiary of the Company located outside the United States, such employee’s Continuous Service shall be deemed terminated upon the commencement of such employee’s “garden leave period,” “notice period,” or other similar period where such employee is being compensated by such subsidiary but not actively providing service to such subsidiary.

(b) In the event of a Change in Control (as defined in Section 2.4 of the Plan) of the Company, any surviving corporation or acquiring corporation (or parent thereof) may assume the SARs or shall substitute similar awards (including an award to acquire the same consideration paid to the stockholders in such Change in Control). Notwithstanding the foregoing, if the Change in Control is not approved by a majority of the Continuing Directors (as defined below), or if any surviving corporation or acquiring corporation does not assume the SARs or agree to substitute similar awards for the SARs covered by this Agreement, the SARs shall fully vest and Holder shall have the right to exercise such SARs immediately prior to the consummation of such Change in Control. If in connection with a Change in Control approved by a majority of the Continuing Directors the acquiring or successor entity (or parent thereof) provides for the continuance or assumption of this Agreement or the substitution for this Agreement of a new agreement of comparable value, then vesting of the SARs shall not accelerate; provided, however, in the event of an Involuntary Termination (as defined below) of Holder’s Continuous Service within twelve (12) months following such Change in Control, the SARs shall accelerate and become fully vested effective upon such termination. For purposes of this Section 3(b), the following terms shall have the meanings set forth below:

“Involuntary Termination” shall mean the termination of Optionee’s Continuous Service by reason of:

Holder’s involuntary dismissal or discharge by the Company, or by the acquiring or successor entity (or parent or any subsidiary thereof employing the Holder) for reasons other than Misconduct (as defined below), or

Holder’s voluntary resignation following (x) a change in Holder’s position with the Company, the acquiring or successor entity (or parent or any subsidiary thereof) which materially reduces Holder’s duties and responsibilities or the level of management to which Holder reports, (y) a material reduction in Holder’s level of compensation (including base salary, fringe benefits and target bonus under any performance based bonus or incentive programs) by more than ten percent (10%), or (z) a relocation of Holder’s principal place of employment by more than thirty (30) miles, provided and only if such change, reduction or relocation is effected without Holder’s written consent.

“Misconduct” shall mean (A) the commission of any act of fraud, embezzlement or dishonesty by Holder which materially and adversely affects the business of the Company, the acquiring or successor entity (or parent or any subsidiary thereof), (B) any unauthorized use or disclosure by Holder of confidential information or trade secrets of the Company, the acquiring or successor entity (or parent or any subsidiary thereof), (C) the continued refusal or omission by the Holder to perform any material duties required of him if such duties are consistent with duties customary for the position held with the Company, the acquiring or successor entity (or parent or any subsidiary thereof), (D) any material act or omission by the Holder involving malfeasance or gross negligence in the performance of Holder’s duties to, or material deviation from any of the policies or directives of, the Company or the acquiring or successor entity (or parent or any subsidiary thereof), (E) conduct on the part of Holder which constitutes the breach of any statutory or common law duty of loyalty to the Company, the acquiring or successor entity (or parent or any subsidiary thereof), or (F) any illegal act by Holder which materially and adversely affects the business of the Company, the acquiring or successor entity (or parent or any subsidiary thereof), or any felony committed by Holder, as evidenced by conviction thereof. The provisions of this Section shall not limit the grounds for the dismissal or discharge of Holder or any other individual in the service of the Company, the acquiring or successor entity (or parent or any subsidiary thereof).

“Continuing Director” means any member of the Board of Directors of the Company who was a member of the Board prior to the adoption of the Plan, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors.

4. Term of SARs and Limitations on Right to Exercise. The term of the SARs is a period of ten (10) years, expiring on the tenth (10th) anniversary of the Grant Date (the “Expiration Date”). To the extent not previously exercised, the SARs will lapse three months after the termination of the Holder’s employment with the Company for any reason. The Committee may, subject to Section 9(c) below, prior to the lapse of the SARs under the circumstances described in this Section, extend the time to exercise the SARs. If the Holder or his or her beneficiary exercises a SAR after termination of employment, the SARs may be exercised only with respect to the shares that were otherwise vested as of such termination.

5. Value and Settlement of SARs. The value due upon exercise or settlement of the SARs is calculated as follows: the number of SARs being exercised or settled, times the excess, if any, of (i) the Fair Market Value of one share of Stock on the date of exercise or settlement, over (ii) the Base Value of the SAR. Upon settlement of the SARs, the related delivery of shares of Common Stock shall be subject to the tax withholding provisions of Section 9. The value of any fractional shares of Common Stock shall be paid in cash at the time certificates are delivered to Holder in payment of the SARs.

6. Dividend Equivalents. No dividend equivalent rights shall attach to the SARs granted hereby.

7. Adjustments to SARs. Upon or in contemplation of any reclassification, recapitalization, stock split, reverse stock split or stock dividend; any merger, combination, consolidation or other reorganization; any split-up, spin-off, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of substantially all the assets of the Company as an entirety; then the Company shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances, make adjustments if appropriate in the number or terms of the SARs as provided in Section 4.3 of the Plan.

8. Limitation of Rights. The SARs do not confer to Holder or Holder’s beneficiary any rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with the exercise of the SARs. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any affiliate to terminate Holder’s employment at any time, nor confer upon Holder any right to continue in the employment of the Company or any affiliate.

9. Income Tax Matters.

(a) In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Holder, are withheld or collected from Holder.

(b) The Company shall reasonably determine the amount of any federal, state, local or other income, employment, or other taxes which the Company or any of its affiliates may reasonably be obligated to withhold with respect to the grant, vesting, or other event with respect to the SARs. The Company may, in its sole discretion, withhold an amount from the proceeds of the SARs upon exercise or settlement sufficient to satisfy the amount of any such withholding obligations that arise with respect to the vesting of such SARs. The Company may take such action(s) without notice to the Holder and shall remit to the Holder the balance of any proceeds from withholding such proceeds in excess of the amount reasonably determined to be necessary to satisfy such withholding obligations. The Holder shall have no discretion as to the satisfaction of tax withholding obligations in such manner. If, however, any withholding event occurs with respect to the SARs other than upon the vesting of such SARs, or if the Company for any reason does not satisfy the withholding obligations with respect to the vesting of the SARs as provided above in this Section 9(b), the Company shall be entitled to require a cash payment by or on behalf of the Holder and/or to deduct from other compensation payable to the Holder the amount of any such withholding obligations.

(c) The SARs evidenced by this Agreement, and the related payments to Holder in settlement of vested SARs, are intended to be taxed under the provisions of Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), and are not intended to provide and do not provide for the deferral of compensation within the meaning of Section 409A(d) of the Code. The Company reserves the right to amend this Agreement, without the Holder’s consent, to the extent it reasonably determines from time to time that such amendment is necessary in order to achieve the purposes of this Section.

10. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and effective (i) when delivered by hand, (ii) when otherwise delivered against receipt therefor, or (iii) three (3) business days after being mailed if sent by registered or certified mail, postage prepaid, return receipt requested. Any notice shall be addressed to the parties as follows or at such other address as a party may designate by notice given to the other party in the manner set forth herein:

(a) if to the Company:

TherOx, Inc.

______________

______________

(b) if to the Holder, at the address shown on the signature page of this Agreement or at his most recent address as shown in the employment or stock records of the Company.

11. Binding Obligations. All covenants and agreements herein contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the parties hereto and their permitted successors and assigns.

12. Captions and Section Headings. Captions and section headings used herein are for convenience only, and are not part of this Agreement and shall not be used in construing it.

13. Amendment. This Agreement may not be amended, waived, discharged, or terminated other than by written agreement of the parties.

14. Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior or contemporaneous written or oral agreements and understandings of the parties, either express or implied.

15. Conflict of Provisions. The terms contained in the Plan are incorporated into and made a part of this Agreement and this Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative.

16. Assignment. Holder shall have no right, without the prior written consent of the Company, to (i) sell, assign, mortgage, pledge or otherwise transfer any interest or right created hereby, or (ii) delegate his or her duties or obligations under this Agreement. This Agreement is made solely for the benefit of the parties hereto, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.

17. “Market Stand-Off” Agreement. Holder agrees that, if requested by the Company or the managing underwriter of any proposed public offering of the Company’s securities (including any acquisition transaction where Company securities will be used as all or part of the purchase price), Holder will not sell or otherwise transfer or dispose of any Shares held by Holder without the prior written consent of the Company or such underwriter, as the case may be, during such period of time, not to exceed 180 days following the effective date of the registration statement filed by the Company with respect to such offering, as the Company or the underwriter may specify.

18. Severability. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

19. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of California without reference to choice of law principles, as to all matters, including, but not limited to, matters of validity, construction, effect or performance.

20. No Agreement to Employ. Nothing in this Agreement shall affect any right with respect to continuance of employment by the Company or any of its subsidiaries. The right of the Company or any of its subsidiaries to terminate at will the Holder’s employment at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved, subject to any other written employment agreement to which the Company and Holder may be a party.

21. Attorneys’ Fees. If any party shall bring an action in law or equity against another to enforce or interpret any of the terms, covenants and provisions of this Agreement, the prevailing party in such action shall be entitled to recover reasonable attorneys’ fees and costs.

22. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement and any party hereto may execute this Agreement by signing any such counterpart. This Agreement shall be binding upon Holder and the Company at such time as the Agreement, in counterpart or otherwise, is executed by Holder and the Company.

[Signature Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:	HOLDER:

THEROX, INC.

By:	(Print Name)

Name:

Title:
Address:

CONSENT AND RATIFICATION OF SPOUSE

The undersigned, the spouse of             , a party to the attached Stock Appreciation Rights Award Agreement (the “Agreement”), dated as of             , hereby consents to the execution of said Agreement by such party; and ratifies, approves, confirms and adopts said Agreement, and agrees to be bound by each and every term and condition thereof as if the undersigned had been a signatory to said Agreement, with respect to the Stock Appreciation Rights (as defined in the Agreement) made the subject of said Agreement in which the undersigned has an interest, including any community property interest therein.

I also acknowledge that I have been advised to obtain independent counsel to represent my interests with respect to this Agreement but that I have declined to do so and I hereby expressly waive my right to such independent counsel.

Date: ______________________
(Signature)

(Print Name)